Exhibit 99.1

LEASE EXTENSION AGREEMENT
THIS AGREEMENT made the 21st day of MAY 2010

BETWEEN:

BUCKGOLF INC. AND GREENGOLF INC.
Corporations incorporated under the Laws of the Province of Ontario,
Hereinafter called the “Landlord”
OF THE FIRST PART,

AND:

OCZ CANADA INC.
Hereinafter called the “Tenant”
OF THE SECOND PART.

WHEREAS the Tenant holds the premise known Municipally as 160 KONRAD CRES., Unit #1, Markham, Ontario pursuant to the provisions of a lease dated the 21st day of APRIL 2005 which expires on the 30th day of JUNE 2010 (hereinafter referred to as the “said Lease”).

AND WHEREAS the parties hereto are desirous of extending the said Lease for a further term of SIX (6) MONTHS from the 1st day of JULY 2010 to and including the 31st day of DECEMBER 2010 (hereinafter referred to as the “First Renewal Term”) on the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the mutual covenants and the extension of the term as aforesaid, the parties hereto agree as follows:

1.
That the Basic rental during the First Renewal Term hereby demised from the 1st day of JULY 2010 to and including the 31st day of DECEMBER 2010 shall be the sum of FIFTEEN THOUSAND SIX HUNDRED AND NINE DOLLARS AND THIRTY SIX CENTS ($15,609.36) of lawful money of Canada per annum to be paid in advance in equal consecutive monthly installments of TWO THOUSAND SIX HUNDRED AND ONE DOLLARS AND FIFTY SIX CENTS ($2,601.56) on the FIRST day of each month during the First Renewal Term, together with additional rent hereinafter reserved.  The first of such installments to be paid on the 1st day of JULY 2010.

2.
This First Renewal shall be automatically extended for THREE (3) additional periods of SIX (6) MONTHS each on the same condition and terms as contained in this lease extension unless the Tenant gives written notice to the Landlord at least THREE (3) MONTHS prior to the end of the First Renewal Term or any additional period that it no longer wishes to have the lease automatically extended.

3.
The parties agree that the sum of THREE THOUSAND EIGHT HUNDRED AND THIRTY SIX DOLLARS AND NINETY FIVE CENTS ($3,836.95) presently held by the Landlord as a security deposit shall be applied to the First Renewal Term or any additional extensions.

4.	Subject as aforesaid, the parties hereto agree that all other terms, conditions and provisos of the said Lease shall apply to the First Renewal Term.

IN WITNESS WHEREOF the parties hereto have hereunto respectively affixed their corporate seals under the hands of their proper offices in their behalf.

SIGNED, SEALED AND DELIVERED in the presence of:	BUCKGOLF INC. AND GREENGOLF INC.

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer

OCZ CANADA INC.

Per:
Authorized Signing Officer

Per:
Authorized Signing Officer